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                                    AGREEMENT

         THIS AGREEMENT (the "Agreement") is entered into as of September 15, 2000, by and among USA TECHNOLOGIES, INC., a corporation duly organized and existing under the laws of the State of Pennsylvania (the "Company") and Swartz Private Equity, LLC (hereinafter referred to as "Swartz").

                                    RECITALS:

         WHEREAS, pursuant to the Company's offering ("Equity Line") of up to Twenty Million Dollars ($20,000,000), excluding any funds paid upon exercise of the Warrants, of Common Stock of the Company pursuant to that certain Investment Agreement (the "Investment Agreement") between the Company and Swartz dated on or about September 15, 2000, the Company has agreed to sell and Swartz has agreed to purchase, from time to time as provided in the Investment Agreement, shares of the Company's Common Stock for a maximum aggregate offering amount of Twenty Million Dollars ($20,000,000); and

         WHEREAS, pursuant to the terms of the Investment Agreement, the Company has agreed, among other things, to issue to Swartz Commitment Warrants, as defined in the Investment Agreement, to purchase a number of shares of Common Stock, exercisable for five (5) years from their respective dates of issuance.

                                     TERMS:

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Issuance of Commitment Warrants. As compensation for entering into the Equity Line, Swartz received a warrant convertible into 1,200,000 shares of the Company's Common Stock, a copy of which is attached hereto as Exhibit A (the "Commitment Warrants").

2. Issuance of Additional Warrants. On the Effective Date (as defined in the Investment Agreement) and on each six month anniversary of the date of execution by the Company and the Investor of the Investment Agreement (each, a "Six Month Anniversary Date"), the Company shall issue to the Investor additional warrants (the "Additional Warrants"), to purchase a number of shares of Common Stock, if necessary, such that the sum of the number of Commitment Warrants and the number of Additional Warrants issued to Investor shall equal at least "Y%" of the number of fully diluted shares of Common Stock of the Company on such Six Month Anniversary Date, where "Y" shall initially equal 5.0%, and shall be reduced by 0.5% for each Six Month Anniversary Date after the first Six Month Anniversary Date. The Additional Warrants shall initially be exerciseable at the same price as the Commitment Warrants (as most recently reset), shall have the same reset provisions as the Commitment Warrants (which resets shall occur on each six month anniversary of the date of issuance of the applicable Additional Warrant throughout the term of the applicable Additional Warrant), shall have piggyback registration rights and shall have a 10-year term. For purposes hereof, the shares of Common Stock underlying the Purchase Warrants (as defined in the Investment Agreement) and the Put Shares (as defined in the Investment Agreement) shall not be taken into account in determining the number of fully diluted shares of Common Stock of the Company as of any Six Month Anniversary Date.
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3. Opinion of Counsel. Concurrently with the issuance and delivery of the
Commitment Opinion (as defined in the Investment Agreement) to the Investor, the Company shall deliver to the Investor an Opinion of Counsel (signed by the Company's independent counsel) covering the issuance of the Commitment Warrants and the Additional Warrants, and the issuance of the Common Stock issuable upon exercise of the Warrants and the Additional Warrants.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Act or the Securities Exchange Act of 1934, which matters shall be construed and interpreted in accordance with such laws.


         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this 15th day of September, 2000.


                                USA TECHNOLOGIES, INC.




                                By: /s/ George R. Jensen, Jr.
                                    -----------------------------------------
                                        George R. Jensen, Jr.

                                        Address: 200 Plant Avenue
                                        Wayne, PA  19087
                                        Telephone: (610) 989-0340
                                        Facsimile:  (610) 989-0344


                                INVESTOR:
                                SWARTZ PRIVATE EQUITY, LLC.


                                By: /s/ Eric S. Swartz
                                    -----------------------------------------
                                        Eric S. Swartz, Manager


                                Address: 1080 Holcomb Bridge Road
                                         Bldg. 200, Suite 285
                                         Roswell, GA  30076
                                         Telephone: (770) 640-8130
                                         Facsimile:  (770) 640-7150